Exhibit 99.1

Contact at 214/432-2000
Steven R. Rowley
President & CEO
D. Craig Kesler
Executive Vice President & CFO
Robert S. Stewart
Executive Vice President

News For Immediate Release

EAGLE MATERIALS INC. REPORTS

THIRD QUARTER RESULTS

DALLAS, TX (February 1, 2011) - Eagle Materials Inc. (NYSE: EXP) today reported financial results for the third quarter of fiscal 2011 ended December 31, 2010. Notable items for the quarter include:

•	Revenues of $103.9 million

•	Net earnings of $5.5 million

•	Diluted earnings per share of $0.12

Cement, Concrete and Aggregates

Operating earnings from Cement for the third quarter were $15.3 million, a 14% increase from the same quarter a year ago. The earnings increase reflects improved sales volumes and lower operating costs. Cement revenues for the quarter, including joint venture and intersegment revenues, totaled $54.9 million, 3% higher than the same quarter last year. Cement sales volumes for the quarter were 619,000 tons, 6% above the same quarter a year ago. The average net sales price this quarter was $80.11, 5% less than the same quarter last year.

Concrete and Aggregates reported operating earnings of $0.2 million for the third quarter, up $0.3 million from the same quarter a year ago, primarily due to improved sales volumes.

Revenues from Concrete and Aggregates were $10.3 million for the quarter, 13% higher than the same quarter a year ago. Concrete sales volume increased 19% from the same quarter a year ago to 113,000 cubic yards. Concrete average net sales price for the quarter of $62.72 per cubic yard was 6% less than the same quarter a year ago. Aggregates sales volume of 677,000 tons for this quarter was 45% higher than the sales volume for the same quarter a year ago. Aggregates average net sales price for the quarter was $5.02, down 20% compared to last year’s third quarter.

Gypsum Wallboard and Paperboard

Gypsum Wallboard and Paperboard had a third quarter operating loss of $0.4 million compared to operating earnings of $0.9 million in the same quarter last year. Lower wallboard net sales prices and higher recycled fiber costs were the primary drivers of the quarterly earnings decline.

Gypsum Wallboard and Paperboard revenues for the third quarter totaled $59.3 million, a 2% increase from the same quarter a year ago. The revenue increase reflects increased Paperboard sales prices offset by lower wallboard net sales prices.

The average Gypsum Wallboard net sales price this quarter was $86.65 per MSF, 3% less than the same quarter a year ago. Gypsum Wallboard sales volumes for the quarter of 386 million square feet (MMSF) were essentially flat with the same quarter last year. The average Paperboard net sales price this quarter was $477.75 per ton, 15% higher than the same quarter a year ago. Paperboard sales volumes for the quarter were 47,000 tons, 6% less than the same quarter a year ago.

Details of Financial Results

Texas Lehigh Cement Company LP, one of our cement plant operations, is conducted through a 50/50 joint venture (the “Joint Venture”). We utilize the equity method of accounting for our 50% interest in the Joint Venture. For segment reporting purposes we proportionately consolidate our 50% share of the Joint Venture’s revenues and operating earnings, which is consistent with the way management organizes the segments in the Company for making operating decisions and assessing performance.

In addition, for segment reporting purposes, we report intersegment revenues as a part of a segment’s total revenues. Intersegment sales are eliminated on the income statement. Refer to Attachment 4 for a reconciliation of the amounts referred to above.

About Eagle Materials Inc.

Eagle Materials Inc. manufactures and distributes Cement, Gypsum Wallboard, Recycled Paperboard, Concrete and Aggregates from 25 facilities across the US. The Company is headquartered in Dallas, Texas.

EXP’s senior management will conduct a conference call to discuss the financial results, forward looking information and other matters at 2:00 p.m. Eastern Time (1:00 p.m. Central Time) on Tuesday, February 1, 2011. The conference call will be webcast simultaneously on the EXP Web site http://www.eaglematerials.com. A replay of the webcast and the presentation will be archived on that site for one year. For more information, contact EXP at 214-432-2000.

###

Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations. These statements are not historical facts or guarantees of future performance but instead represent only the Company’s belief at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors many of which are outside the Company’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the Company’s actual performance include the following: the cyclical and seasonal nature of the Company’s business; public infrastructure expenditures; adverse weather conditions; availability of raw materials; changes in energy costs including, without limitation, natural gas and oil; changes in the cost and availability of transportation; unexpected operational difficulties; inability to timely execute announced capacity expansions; governmental regulation and changes in governmental and public policy (including, without limitation, climate change regulation); changes in economic conditions specific to any one or more of the Company’s markets; competition; announced increases in capacity in the gypsum wallboard and cement industries; changes in the demand for residential housing construction or commercial construction; general economic conditions; and interest rates. For example, increases in interest rates, decreases in demand for construction materials or increases in the cost of energy (including, without limitation, natural gas and oil) could affect the revenues and operating earnings of our operations. In addition, changes in national or regional economic conditions and levels of infrastructure and construction spending could also adversely affect the Company’s result of operations. These and other factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2010 and in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2010. These reports are filed with the Securities and Exchange Commission. All forward-looking statements made herein are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. The Company undertakes no duty to update any forward-looking statement to reflect future events or changes in the Company’s expectations.

For additional information, contact at 214/432-2000.

Steven R. Rowley

President and Chief Executive Officer

D. Craig Kesler

Executive Vice President and Chief Financial Officer

Robert S. Stewart

Executive Vice President, Strategy, Corporate Development and Communications

(1)	Summary of Consolidated Earnings

(2)	Revenues and Earnings by Lines of Business (Quarter)

(3)	Revenues and Earnings by Lines of Business (Nine Months)

(4)	Sales Volume, Net Sales Prices and Intersegment and Cement Revenues

(5)	Consolidated Balance Sheets

Eagle Materials Inc.

Attachment 1

Eagle Materials Inc.

Summary of Consolidated Earnings

(dollars in thousands, except per share data)

(unaudited)

	Quarter Ended December 31,
	2010	2009	Change

Revenues	$103,870	$104,529	-1%

Earnings Before Income Taxes	$6,620	$5,467	+21%

Net Earnings	$5,496	$4,684	+17%

Earnings Per Share:

- Basic	$0.13	$0.11	+18%

- Diluted	$0.12	$0.11	+9%

Average Shares Outstanding:

- Basic	43,887,833	43,752,952	0%

- Diluted	44,199,121	44,092,803	0%

	Nine Months Ended December 31,
	2010	2009	Change

Revenues	$366,799	$370,519	-1%

Earnings Before Income Taxes	$31,608	$37,602	-16%

Net Earnings	$25,653	$27,026	-5%

Earnings Per Share:

- Basic	$0.58	$0.62	-6%

- Diluted	$0.58	$0.61	-5%

Average Shares Outstanding:

- Basic	43,858,606	43,655,146	0%

- Diluted	44,200,558	44,033,928	0%

Eagle Materials Inc.

Attachment 2

Eagle Materials Inc.

Revenues and Earnings by Lines of Business

(dollars in thousands)

(unaudited)

	Quarter Ended December 31,
	2010	2009	Change
Revenues*

Gypsum Wallboard and Paperboard:
Gypsum Wallboard	$45,389	$45,374	0%
Gypsum Paperboard	13,890	12,900	+8%

	59,279	58,274	+2%
	57%	56%

Cement (Wholly Owned)	34,301	37,171	-8%
	33%	35%

Concrete and Aggregates	10,290	9,084	+13%
	10%	11%

Total	$103,870	$104,529	-1%
	100%	100%

Operating Earnings

Gypsum Wallboard and Paperboard:
Gypsum Wallboard	$(2,535)	$(2,287)	-11%
Gypsum Paperboard	2,160	3,216	-33%

	(375)	929	-140%
	-2%	7%
Cement:
Wholly Owned	8,061	7,481	+8%
Joint Venture	7,196	5,910	+22%

	15,257	13,391	+14%
	100%	93%

Concrete and Aggregates	154	(98)	n/a
	1%	-1%

Other, net	192	110	+75%
	1%	1%

Total Operating Earnings	15,228	14,332	+6%
	100%	100%

Corporate General Expenses	(3,942)	(3,170)	+24%
Interest Expense, net	(4,666)	(5,695)	-18%

Earnings Before Income Taxes	$6,620	$5,467	+21%

*	Net of Intersegment and Joint Venture Revenues listed on Attachment 4.

Eagle Materials Inc.

Attachment 3

Eagle Materials Inc.

Revenues and Earnings by Lines of Business

(dollars in thousands)

(unaudited)

	Nine Months Ended December 31,
	2010	2009	Change
Revenues*

Gypsum Wallboard and Paperboard:
Gypsum Wallboard	$153,903	$159,016	-3%
Gypsum Paperboard	52,998	38,298	+38%

	206,901	197,314	+5%
	57%	53%

Cement (Wholly Owned)	125,652	135,886	-8%
	34%	37%

Concrete and Aggregates	34,246	37,319	-8%
	9%	10%

Total	$366,799	$370,519	-1%
	100%	100%

Operating Earnings

Gypsum Wallboard and Paperboard:
Gypsum Wallboard	$3,961	$2,453	+61%
Gypsum Paperboard	9,787	12,618	-22%

	13,748	15,071	-9%
	24%	23%
Cement:
Wholly Owned	23,149	31,693	-27%
Joint Venture	17,868	18,276	-2%

	41,017	49,969	-18%
	72%	75%

Concrete and Aggregates	923	1,692	-45%
	2%	2%

Other, net	1,084	113	+859%
	2%	0%

Total Operating Earnings	56,772	66,845	-15%
	100%	100%

Corporate General Expenses	(12,060)	(12,314)	-2%
Interest Expense, net	(13,104)	(16,929)	-23%

Earnings Before Income Taxes	$31,608	$37,602	-16%

*	Net of Intersegment and Joint Venture Revenues listed on Attachment 4.

Eagle Materials Inc.

Attachment 4

Eagle Materials Inc.

Sales Volume, Net Sales Prices and Intersegment and Joint Venture Revenues

(unaudited)

	Sales Volume
	Quarter Ended December 31,			Nine Months Ended December 31,
	2010	2009	Change	2010	2009	Change

Gypsum Wallboard (MMSF’s)	386	388	0%	1,237	1,302	-5%

Cement (M Tons):
Wholly Owned	408	418	-2%	1,482	1,497	-1%
Joint Venture	211	166	+27%	614	529	+16%

	619	584	+6%	2,096	2,026	+3%
Paperboard (M Tons):
Internal	17	15	+13%	53	53	0%
External	30	35	-14%	115	105	+9%

	47	50	-6%	168	158	+6%

Concrete (M Cubic Yards)	113	95	+19%	353	380	-7%

Aggregates (M Tons)	677	468	+45%	2,098	1,928	+9%

	Average Net Sales Price*
	Quarter Ended December 31,			Nine Months Ended December 31,
	2010	2009	Change	2010	2009	Change

Gypsum Wallboard (MSF)	$86.65	$89.00	-3%	$93.90	$94.01	0%
Cement (Ton)	$80.11	$84.01	-5%	$80.51	$86.34	-7%
Paperboard (Ton)	$477.75	$415.62	+15%	$477.80	$410.16	+16%
Concrete (Cubic Yard)	$62.72	$66.53	-6%	$64.64	$67.75	-5%
Aggregates (Ton)	$5.02	$6.25	-20%	$5.66	$6.36	-11%

*	Net of freight and delivery costs billed to customers.

	Intersegment and Cement Revenues
	Quarter Ended December 31,		Nine Months Ended December 31,
	2010	2009	2010	2009
Intersegment Revenues:
Cement	$1,394	$915	$3,550	$3,748
Paperboard	8,491	8,124	27,311	26,753
Concrete and Aggregates	153	167	460	672

	$10,038	$9,206	$31,321	$31,173

Cement Revenues:
Wholly Owned	$34,301	$37,171	$125,652	$135,886
Joint Venture	19,181	15,327	55,949	48,736

	$53,482	$52,498	$181,601	$184,622

Eagle Materials Inc.

Attachment 5

Eagle Materials Inc.

Consolidated Balance Sheets

(dollars in thousands)

(unaudited)

	December 31,		March 31, 2010*
	2010	2009

ASSETS

Current Assets –

Cash and Cash Equivalents	$4,053	$22,442	$1,416

Accounts and Notes Receivable, net	42,254	38,262	49,721

Inventories	111,012	99,515	105,871

Prepaid and Other Assets	2,464	4,553	4,266

Total Current Assets	159,783	164,772	161,274

Property, Plant and Equipment –	1,110,787	1,100,534	1,100,590

Less: Accumulated Depreciation	(503,063)	(455,960)	(468,121)

Property, Plant and Equipment, net	607,724	644,574	632,469

Notes Receivable	13,150	7,024	10,586

Investments in Joint Venture	31,546	33,797	33,928

Goodwill and Intangibles	151,698	152,335	152,175

Other Assets	26,542	21,517	23,344

	$990,443	$1,024,019	$1,013,776

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities –

Accounts Payable	$30,464	$16,460	$27,840

Federal Income Taxes Payable	18	3,817	—

Accrued Liabilities	35,901	38,086	44,044

Total Current Liabilities	66,383	58,363	71,884

Senior Notes	285,000	300,000	300,000

Bank Credit Facility	5,000	—	3,000

Long-Term Liabilities	40,778	100,090	67,946

Deferred Income Taxes	124,503	118,114	119,299

Stockholders’ Equity –

Preferred Stock, Par Value $0.01; Authorized 5,000,000 Shares; None Issued	—	—	—

Common Stock, Par Value $0.01; Authorized 100,000,000 Shares; Issued and Outstanding 44,196,759; 43,809,874 and 43,830,794 Shares, respectively.	442	438	438

Capital in Excess of Par Value	19,450	16,878	14,723

Accumulated Other Comprehensive Losses	(3,518)	(6,040)	(3,518)

Retained Earnings	452,405	436,176	440,004

Total Stockholders’ Equity	468,779	447,452	451,647

	$990,443	$1,024,019	$1,013,776

*	From audited financial statements.